EXHIBIT 2

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Placer Dome Inc. (the “Company”) on Form 40-F for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jay K. Taylor, as Chief Executive Officer of the Company, and Rex J. McLennan, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

     (1)  The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

“Jay K. Taylor”

Jay K. Taylor
Chief Executive Officer
February 27, 2003

“Rex J. McLennan”

Rex J. McLennan
Chief Financial Officer
February 27, 2003

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.